Exhibit 10.1

AKARI THERAPEUTICS, PLC

September 19, 2025

Re:	Unsecured Convertible Promissory Note and Warrant Issued in April 2023

Dear [●]:

Pursuant to the Unsecured Convertible Promissory Note (the “Note”) attached hereto as Exhibit A, issued by Peak Bio, Inc. (“Peak Bio”), to you (“Holder”, “you” or similar terminology), in the principal amount of $[●], which was assumed by Akari Therapeutics, Plc (the “Company”), pursuant to that certain Agreement and Plan of Merger, dated as of March 4, 2024, as amended by that certain side letter dated August 15, 2024 (collectively, the “Merger Agreement”), with Peak Bio and Pegasus Merger Sub, Inc., the Note matured on October 31, 2024. As a result, the Note is overdue, and the Company is in default under the Note. The Company and you agree that, upon payment by the Company of the interest owed to you at the Event of Default (as defined in the Note) rate as accrued through September 30, 2025, the Company and you release and forever discharge each other from any and all claims, demands, damages, costs, expenses (including, without limitation, attorneys’ and professional fees), compensation, obligations and causes of action or any other right related to such default, strictly and only those predating the date of this Letter Agreement, and no future claims, demands, or damages are waived or discharged. The Company and you also agree, in consideration of the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to modify the Note as follows:

1.	Maturity Date. The Maturity Date (as defined in the Note) shall be extended to August 31, 2026, and, as of the date of this Letter Agreement, the principal amount remains unpaid and outstanding, and shall accrue interest at the rate of six percent (6.0%) per annum from September 30, 2025 until August 31, 2026. Thereafter, unless repaid in full by August 31, 2026, the Note shall be in default, and any amounts outstanding shall accrue interest at the rate of ten percent (10.0%) per annum.

2.	Voluntary Conversion. You shall have the right, but not the obligation, to convert the unpaid Principal (as defined in the Note) of the Note, in whole or in part, together with any related accrued but unpaid interest, into ordinary shares, par value $0.0001 per shares (“Ordinary Shares”) of the Company, represented by American Depository Shares (“ADSs”), each representing 2,000 Ordinary Shares, at a price per Ordinary Share equal to $[●] (corresponding to $[●][1] per ADS).

Further, the Company and you agree to modify the warrant (the “Warrant”) attached hereto as Exhibit B issued by Peak Bio, which was assumed by the Company pursuant to the Merger Agreement, as follows:

1.	Warrant Shares. The Holder shall be entitled, but not required, to purchase up to [●] Ordinary Shares, represented by [●] ADSs, subject to the provisions of the Warrant.

2.	Exercise Price. The Exercise Price (as defined in the Warrant) shall be $[●] per Ordinary Share (corresponding to $[●][2] per ADS).

3.	Expiration Date. The Expiration Date (as defined in the Warrant) shall be extended to August 31, 2030.

Except as expressly modified herein, all other terms and conditions of the Note and the Warrant shall remain in full force and effect, and the Company and Holder reserve their respective rights thereunder.

This modification of the Note and the Warrant (this “Agreement”) shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.

Please acknowledge your agreement of this Agreement by signing below and returning a fully executed copy to the Company.

[Signature Page Follows]

1 Equal to the Nasdaq official closing price immediately before execution.

2 Equal to the Nasdaq official closing price immediately before execution.

Sincerely,

AKARI THERAPEUTICS, PLC

By:
Name:
Title:

AGREED TO AND ACKNOWLEDGED

this ___ day of _____________, 2025

HOLDER:

_________________________________

Exhibit A

Unsecured Convertible Promissory Note

[See attached]

Exhibit B

Warrant

[See attached]